Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement of Cuentas, Inc. on Form S-3 of our report dated April 22, 2026, with respect to our audit of the financial statements of Cuentas Inc. as of December 31, 2025 and 2024 and for years then ended, which report is included in this Annual Report on Form 10-K of Cuentas, Inc. for the year ended December 31, 2025.

/s/ Yarel + Partners

Tel- Aviv, Israel

April 23, 2026